BELLAVISTA
_______________

CAPITAL

Annual Shareholder Meeting

December 12, 2013

_______________________________________________

Meeting Agenda

I.	Formal Meeting

A.	Call to order

B.	Call for additional ballots or proxies

C.	Verification of quorum

D.	Adjournment

E.	Announce election results when tabulated

I.	Shareholder Presentation

A.	BellaVista team

B.	2013 at BellaVista Capital

C.	The current portfolio and the controlled liquidation

D.	Net Realizable Assets (NRV)

E.	Shareholder distribution program

F.	The Future

G.	Q & A

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	2	CAPITAL

The BellaVista Team

Name	Position
Jeffrey Black	Director
Patricia Wolf	Director & Secretary
William Offenberg	Chairman & CEO/CFO

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	3	CAPITAL

The BellaVista Annual

Shareholder Meeting

➢	For continuity and by-law compliance during this final phase of operations the Board reset the terms of the proposed 3 directors as follows:

1. Election of 1 Class I Director

•	Term will expire at annual shareholders meeting In 2014

•	Jeff Black is the nominee

2. Election of 1 Class II Director

•	Term will expire at annual shareholders meeting In 2015

•	Patty Wolf is the nominee

3. Election of 1 Class III Director

•	Term will expire at annual shareholders meeting In 2016

•	Bill Offenberg is the nominee

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	4	CAPITAL

Forward-Looking Statements

This presentation contains forward-looking statements. These include statements regarding the Company’s future financial results, operating results, business strategies, projected costs and capital expenditures, investment portfolio, competitive positions, and plans and objectives of management for future operations.  Forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “seek,” “target” and “continue,” or the negative of these terms, and include the assumptions that underlie such statements.  The Company’s actual results could differ materially from those expressed or implied in these forward-looking statements as a result of various risks and uncertainties.  All forward-looking statements in this presentation are based on information available to the Company as of the date hereof and the Company assumes no obligation to update any such statements.

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	5	CAPITAL

2013 at BellaVista

The Controlled Liquidation Continues

➢	First Phase - Completed

▪	BVC assumed control of nonperforming projects

▪	Transitioned from lender to owner/developer, property manager and landlord

➢	Second Phase - Completed

▪	Focused on project completion and property management

▪	Efforts were directed at preparing properties for sale

➢	Third Phase - Well Underway

▪	Focusing on selling properties

▪	Utilizing sales proceeds to:

•	Retire debt – Completed August 2012

•	Fund operations and carrying costs for remaining properties

•	Fund shareholder distributions

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	6	CAPITAL

Controlled Liquidation

The Portfolio

➢	Cathedral Building - Broadway Ave, Oakland

▪	13 story historic building subdivided by floor into condos

▪	Mixed use project

•	1 ground floor retail and basement unit

•	5 office/commercial units on floors 2 thru 6

•	7 residential units on the upper floors

▪	Sold

•	3 office/commercial units

•	7 residential units

▪	BVC provided 4 buyers with mortgage financing

•	All are performing

▪	In Escrow

•	Ground floor retail and basement unit

•	2 remaining office/commercial units

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	7	CAPITAL

Controlled Liquidation

The Portfolio

➢	Cummings Park - East Palo Alto

▪	Mixed use condominium project

•	24 market rate residential

•	6 BMR residential

•	6 retail/office units

▪	Sold

•	All 30 residential units

•	4 of the 6 retail/office units

▪	Partially leased remaining 2 retail/office units

▪	$425,000 will be needed for remaining retail/office tenant improvements once fully leased

▪	BVC holds 1 performing mortgage on a residential unit

▪	The HOA has served general contractor and BVC with SB800 notice on construction defects

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	8	CAPITAL

Controlled Liquidation

The Portfolio

➢	2555 - 65 Pulgas Ave - East Palo Alto

▪	6.5 Acres of industrial/commercial land

▪	Clearing short term tenants

▪	Property listed for sale

▪	Likely to take a minimum of 24 months to find a suitable buyer, obtain relevant approvals and close a sale

➢	MacArthur Blvd - Oakland

▪	16 residential condos and 1 small retail condo

▪	All residential units sold

▪	BVC provided 5 buyers with mortgage financing

•	4 were paid off and 1 performing loan remains

▪	Small retail condo is being actively marketed

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	9	CAPITAL

Controlled Liquidation

The Portfolio

➢	Frank Norris - Polk Street, San Francisco

▪	32 unit “55 and over” condo project

▪	Instead of foreclosing on a developer headed toward bankruptcy, we settled by assuming

•	Ownership of 14 condos

•	$2.5m debt

▪	Sold 13 of the 14 condos BVC owned

▪	1 remaining condo unsold pending repairs related to the HOA construction defect settlement

▪	BVC provided 3 short term mortgages

•	2 have been paid off and 1 performing loan remains

▪
BVC could potentially have a future liability related to its indemnification of the buyers of the 13 condos for any special assessments that might arise from the HOA’s pre-existing construction defect litigation against the developer

•	This would only occur if repair costs exceed the settlement reached with the developer’s construction defect policy insurer

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	10	CAPITAL

Controlled Liquidation

The Portfolio

➢	Pineville, NC

▪	Vacant parcel of commercial land

▪	Property is being marketed for sale.

•	Demand in the area is quite low

•	Expected to take a minimum of 24 months to find a suitable buyer and close a transaction

➢	3940 - 58 International Blvd, Oakland, CA

▪	2 retail/commercial buildings

▪	100% leased and generating rental income.

▪	Title to the property was acquired through foreclosure

▪	BVC owns 70% of this asset

▪	Property has been renovated and is now listed for sale

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	11	CAPITAL

Controlled Liquidation

The Portfolio

➢	26414 Lone Tree Rd, Escalon, CA

▪	Commercial property

▪	2 large metal buildings, a modular home and shop totaling 17,500 s.f.

▪	BVC owned 21% of this asset

▪	Sold in April 2013

▪	Seller provided mortgage financing with BVC owning 21% of this note

➢	Bowman Road, Auburn, CA

▪	Property consists of 5 separate parcels including an older motel, bowling alley and vacant restaurant

▪	Title acquired via foreclosure with BVC owning 20% of asset

▪	Rental agreement offsets some carrying costs

▪	Applying for approval of a master plan

▪	Once approved will market property for sale

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	12	CAPITAL

Controlled Liquidation

The Portfolio

➢	Balmore Court, El Sobrante, CA

▪	25 lot subdivision

▪	Final map recorded and bond in place to complete improvements

▪	Acquired through foreclosure, with BVC having a 9% ownership interest

▪	The LLC and Contra Costa County have

•	Drafted a new development agreement

•	Cooperating in pursuing the former bonding company to fund and complete the subdivision improvements

•	Once improvements completed, will market the property for sale

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	13	CAPITAL

Controlled Liquidation

The Portfolio

➢	Brighton - Modesto

▪	Originally developed as a 40 unit condo conversion

▪	BVC owed 100% of this asset

▪	BVC converted back to operating as apartment complex

▪	Sold May 2012

➢	5674 San Felipe Road, San Jose, CA

▪	Single family residence acquired through foreclosure

▪	BVC owned 43% of this asset

▪	Sold in 2012

▪	Seller provided mortgage financing with BVC owning 43% of this note

▪	Loan paid off in August 2013

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	14	CAPITAL

Controlled Liquidation

The Portfolio

➢	BVC owns a portfolio of debt

▪	13 deeds of trust

▪	2 loan advances ahead of existing trust deeds

▪	1 San Jose Water Bond maturing in 2030

▪	Most notes from BVC having provided seller carry-back financing

▪	Total value approximately $5.6 million

▪	Maturities, excluding SJ Water, run through 2022

▪	The weighted interest rate of the portfolio is approximately 6.7%

▪	90+ % of the notes are performing

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	15	CAPITAL

Controlled Liquidation

Debt, Cash & Operating Expense

➢	Paid off all existing debt as of August 2012

➢	Decreased total net operating loss (unaudited)

▪	From $540,000 in FY ’12 to $292k in FY ‘13

▪	A decrease of 46%

➢	Accumulated $2,803,000 cash as of November 1

▪	Funded the $0.20 per share distribution of originally invested capital with $2,234,000

▪	Retained $569,000 to fund REO costs and operations, with any remaining balance available for future distributions

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	16	CAPITAL

Controlled Liquidation

Debt, Cash & Operating Expense

➢	As additional portfolio properties are sold

▪	REO and operating costs should continue to decrease

▪	Net operating losses should continue to narrow

➢	A significant portion of BVC expenses and management’s time still relate to:

▪	Our status as a public company

▪	SEC compliance and reporting

▪	State bylaw requirements

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	17	CAPITAL

Net Realizable Value

NRV  (unaudited)

➢	At the end of FY ‘11 NRV was estimated at $1.48 per share.

➢	At the end of FY ‘13 NRV was estimated at $1.38 per share

➢	The decrease resulted from net losses related to REO carrying costs, operating expenses and a modest reserve for potential adjustments and impairments

▪	FY ’12 losses were $540k

▪	FY ’13 losses were $292k: a 46% decrease

▪	With 11,171,433 shares outstanding, the combined total net losses during this 2 year period represented $0.075 of the overall $0.10 decrease

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	18	CAPITAL

Shareholder Distribution

11/10/13

➢	Evaluated both

▪	Tender offer to purchase shares

▪	Distribution representing a return of a portion of originally invested capital

➢	For this first distribution, we concluded that the key criteria should be fairness to all of our over 500 shareholders

▪	We also considered cost , complexity and risk

➢
Based on our analysis and advice from legal and tax advisors, the Board determined that the fairest, most effective and prudent method for an initial liquidity event would be a distribution to all shareholders of a portion of their originally invested capital

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	19	CAPITAL

Shareholder Distribution

11/10/13

➢
Fairness to all shareholders combined with the issues of cost , complexity and risk associated with executing a tender offer made the distribution of a portion of originally invested capital the obvious and correct choice

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	20	CAPITAL

Shareholder Distribution

11/10/13

➢	Accumulated $2,803,000 as of November 1

▪	Funded the $0.20 per share distribution of return of originally invested capital with $2,234,000

▪	Retained $569,000 to fund continued REO costs and operations

•	Any remaining balance will be available for future distributions

➢	Your distribution is a return of originally invested capital

➢	The amount of your check is based on $2,234,287 divided equally among the 11,171,433 shares outstanding at $0.20 per share

➢	This return of originally invested capital of $0.20 per share lowers remaining Net Realizable Value (NRV) per share to $1.18 (unaudited basis)

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	21	CAPITAL

The Future

 Future Focus and Use of Cash

1.	Prepare and market existing REO and other assets funding carrying costs and preservation of value

~~2.~~	~~Service and payoff debt~~

3.	Manage operations as they remain economically justified

4.	Generate further shareholder liquidity

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	22	CAPITAL

The Future

Operations and Shareholder Liquidity

➢	Several caveats as the number of assets decrease:

▪	At some point, the value of the assets may not be sufficient to justify ongoing administrative costs and costs associated with preserving the value of the remaining assets

▪	Some of the remaining assets may not be readily sold individually for fair value

➢	In any event, the Board will continue to evaluate the best means to realize shareholder value over this period including

▪	Various methods for liquidation, disposition or some alternative mechanism to monetize any of the remaining assets

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	23	CAPITAL

Shareholder Q & A

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	24	CAPITAL

Why did the Board decide not to do a tender offer as it had in the past?

➢	Actually, we considered a tender offer to purchase shares. However the Board decided against it due to the complexity, risks and administrative costs

➢	Had we executed a tender offer, it would have required us to:

▪	Establish a discounted share price that would be fair to both tendering and non-tendering shareholders

▪	Collecting all tendered share certificates

▪	Issuing and distributing new share certificates reflecting the balance of shares remaining for each and every one of the shareholders who tendered

▪	Absorbing the incremental costs incurred for the administrative, appraisal and legal costs of preparing and executing on the tender offer

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	25	CAPITAL

Why did the Board decide not to do a tender offer as it had in the past?

➢
Also as we indicated earlier in the presentation, at this point we believe the distribution of a portion of originally invested capital to all shareholders represented the fairest approach for all shareholders

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	26	CAPITAL

Is there a tax consequence as a result of the distribution shareholders have received?

➢	As indicated earlier in the presentation the distribution to shareholders was a return of capital

➢	We are not able to give tax advice and recommend you consult your tax adviser as to how this return of originally invested capital should be handled as it relates to your personal tax situation

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	27	CAPITAL

How much longer will the company remain in existence?

➢
Given the nature of the current assets in the portfolio and few remaining corporate and legal issues, the controlled liquidation and potential cessation of operations should be completed within the next 24 to 48 months

➢	During this time, the Board will endeavor to:

▪	Provide future liquidity events subject to capital being available from the sale of assets

▪	Evaluate the most desirable method to deliver that liquidity

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	28	CAPITAL

Given the market has improved over the past several years, can we expect any increase in NRV as remaining properties are sold?  In other words, will any of these properties be sold for a higher amount than what they are now valued at on the books?

➢	We analyze the portfolio’s assets quarterly. Therefore, we believe the NRV is a reasonable and current estimate of each asset’s net value

➢	We cannot predict when these assets will be sold or what independent third parties would be willing to pay for these assets in the future

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	29	CAPITAL

When do you anticipate shareholders will receive another distribution?

➢	The Board will endeavor to provide future liquidity events subject to capital being available from the sale of assets

➢	Further, we will evaluate the most desirable method to deliver that liquidity to shareholders

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	30	CAPITAL

END OF PRESENTATION

Annual Shareholder Meeting		BELLAVISTA
December 12, 2013	31	CAPITAL